                                                               EXHIBIT m(10)(f)

                                AMENDMENT NO. 5
                 AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO
                            MASTER DISTRIBUTION PLAN
                             AIM EQUITY FUNDS, INC.
                                (CLASS B SHARES)

                                                                                              MAXIMUM
                                                  ASSET BASED            SERVICE             AGGREGATE
FUND                                             SALES CHARGE              FEE                  FEE

AIM Aggressive Growth Fund                           0.75%               0.25%                 1.00%
AIM Blue Chip Fund                                   0.75%               0.25%                 1.00%
AIM Capital Development Fund                         0.75%               0.25%                 1.00%
AIM Charter Fund                                     0.75%               0.25%                 1.00%
AIM Constellation Fund                               0.75%               0.25%                 1.00%
AIM Dent Demographic Trends Fund                     0.75%               0.25%                 1.00%
AIM Large Cap Basic Value Fund                       0.75%               0.25%                 1.00%
AIM Large Cap Growth Fund                            0.75%               0.25%                 1.00%
AIM Weingarten Fund                                  0.75%               0.25%                 1.00%"

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated:                  , 1999
       -----------------
                                       AIM EQUITY FUNDS, INC.
                                       (on behalf of its Class B Shares)


Attest:                                By:
        ---------------------------        -------------------------------------
           Assistant Secretary                    Senior Vice President